AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                             IRA FUND BROKERS CORP.

     THE UNDERSIGNED, being the president of IRA FUND BROKERS CORP. does hereby amend the Articles of IRA FUND BROKERS CORP. as follows:

                                  ARTICLE III

NAME

     Effective upon the date of filing of this amendment, the name of the corporation shall be IFB CORP.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on March 4, 1998 and that the number of votes cast was sufficient for approval.

     IT WITNESS WHEREOF, I have hereunto subscribed to and executed the Amendment to Articles of Incorporation this on 6 day of April, 1998

/s/ Ira Schwartz
IRA SCHWARTZ, President

State of Florida
County of Dade

     The foregoing instrument was acknowledge before me this 13 day of April by Ira Schwartz, who is personally known to me, or who have produced --- --- as identification.

/s/ E. P. Littman
E. P Littman
My Commission expires Maxch 29, 2000